                                                                EXHIBIT 99.16(d)

Colorado Municipal Bond Fund - Class D
        10/21/94 - 7/31/95

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
                                                     Since         Since
                                                   Inception     Inception
                                                 Average Annual    Total
                                                  Total Return    Return*
                                                 --------------  ---------
Initial Investment                                  $1,000,00    $1,000.00

Divided by Initial Maximum Offering Price                9.41
                                                    ---------
Divided by Net Asset Value                                            9.03
                                                                 ---------

Equals Shares Purchased                               106.312      110.742

Plus Shares Acquired through
  Dividend Reinvestment                                 4.618        4.811
                                                    ---------    ---------

Equals Shares Held at 7/31/95                         110.930      115.553

Multiplied by Net Asset Value at 7/31/95                 9.41         9.41
                                                    ---------    ---------
Equals Ending Redeemable Value at
  $1,000 Investment (ERV) at 7/31/95                 1,043.85     1,087.35
                                                    ---------    ---------

Divided by $1,000 (P)                                  1.0439       1.0874

Subtract 1                                             0.0439       0.0874

Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)             4.39%
                                                    =========

Expressed as a percentage equals the
  Aggregate Total Return for the Period                              8.74%
                                                                 =========

ERV divided by P                                       1.0439

Raise to the power of                                  1.2898

Equals                                                 1.0569

Subtract 1                                             0.0569

Expressed as a percentage equals the
  Average Annualized Total Return                       5.69%
                                                    =========
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* Does not include sales charge for the period.

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     30 DAYS STANDARDIZED YIELD
    FOR THE PERIOD ENDING 7-31-95

COLORADO MUNICIPAL BOND FUND - CLASS D

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
Long term income generally based on yield to
  maturity times market value of each security             $5,958

Plus short term income accrued for the past
   thirty days                                                152
                                                     ------------

Equals Total Income                                         6,110

Less expenses for the past thirty days                       -460
                                                     ------------

Equals net monthly income for yield calculation             5,650
                                                     ------------

Average shares outstanding for 30 days                    134,115

Times the Maximum Offering Price                             9.79
                                                     ------------

Equals total dollars                                   $1,312,986
                                                     ============

Net monthly income divided by total dollars equals    0.004303411

Add 1                                                 1.004303411

Raise to the power of 6                               1.026099858

Subtract 1                                            0.026099858

Times 2                                               0.052199716

Expressed as a percentage equals the
  standardized yield for the 30 day period                  5.22%
                                                          =======

Tax Rate                                                   28.00%

X = 1 minus Tax Rate                                       72.00%

Standardized Yield divided by X equals
  Tax Equivalent Yield for 30 day period                    7.25%
                                                          =======
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